UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 12, 2013

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 12, 2013, Hi-Tech Pharmacal Co., Inc. (the “Company”) and Mr. Gary M. April, President of the Company’s Health Care Products Division, entered into an amendment (“Amendment”) to Mr. April’s letter agreement with the Company, dated October 18, 2011 (the “Letter Agreement”). A copy of the Amendment is being filed as Exhibit 10.7 to this Current Report on Form 8-K.

The Amendment, effective as of October 1, 2013, extends the term of Mr. April’s employment until September 30, 2014 and provides that his annual compensation for his services for the period October 1, 2013 through September 30 1, 2014 remains unchanged. The Amendment further provides that upon the payment of a Sales Bonus, as defined in the Letter Agreement, to Mr. April, the Company or its successor may terminate his employment and the Company or its successor will incur no further liability to Mr. April under the Letter Agreement, including without limitation, for payment of salary or any bonus after termination of the Letter Agreement. In all other material respects Mr. April’s Letter Agreement remains unchanged and in full force and effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit

Exhibit 10.7	Amendment to the Letter Agreement of Gary M. April

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2013	HI-TECH PHARMACAL CO., INC.

/s/ David S. Seltzer
	Name:	David S. Seltzer
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.7	Amendment to the Letter Agreement of Gary M. April